Exhibit 32.1


                   ENNIS BUSINESS FORMS, INC.
               CERTIFICATE PURSUANT TO SECTION 906
                  OF SARBANES-OXLEY ACT OF 2002
                      CERTIFICATION OF CEO


The  undersigned,  Keith S. Walters, Chief Executive  Officer  of
Ennis Business Forms, Inc. (the "Company"), DOES HEREBY CERTIFY that:

  (1) The Company's Annual Report on Form 10-K for the year ended February 29, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2) Information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 4th day of May, 2004.



/s/  Keith S. Walters

Keith S. Walters
Chief Executive Officer
May 4, 2004